                                                               EXHIBIT 99.1

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                               18 U.S.C.ss. 1350,
                             AS ADOPTED PURSUANT TO
                    ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Surgical Safety
Products, Inc. (the Company) for the quarterly period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the
Report), Tim Novak, Chairman of the Board and Chief Executive Officer of the
Company, and Paul Gray Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the
Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Tim Novak
Tim Novak
Chief Executive Officer
November 18, 2002

/s/ Paul Gray
Paul Gray
Chief Financial Officer
November 18, 2002

This certification accompanies this Report pursuant toss.906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the
Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes ofss.18 of the Securities Exchange Act of 1934, as amended.